Exhibit 14

To the Board of Directors and Shareholders of the
The Dreyfus/Laurel Funds, Inc.:

We consent to the incorporation by reference, in this Registration Statement on Form N-14, of our report dated October 8, 2003, on the statement of assets and liabilities, including the statement of investments, of the Dreyfus Premier Core Equity Fund (the “Fund”) of The Dreyfus/Laurel Funds, Inc. as of August 31, 2003, and the related statement of operations for the year than ended, the statement of changes in net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-CSR. We also consent to the references to our firm under the headings “Conditions Precedent” and “Financial Statements and Experts” in the Registration Statement on Form N-14.

KPMG LLP

New York, New York
May 20, 2004

To the Board of Directors and Shareholders of the
The Dreyfus/Laurel Funds, Inc.:

We consent to the incorporation by reference, in this Registration Statement on Form N-14, of our report dated December 10, 2003, on the statement of assets and liabilities, including the statement of investments, of the Dreyfus Premier Tax Managed Growth Fund (the “Fund”) of The Dreyfus/Laurel Funds, Inc. as of October 31, 2003, and the related statement of operations for the year than ended, the statement of changes in net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-CSR. We also consent to the references to our firm under the headings “Conditions Precedent” and “Financial Statements and Experts” in the Registration Statement on Form N-14.

KPMG LLP

New York, New York
May 20, 2004